Exhibit 99.1

N e w s R e l e a s e
Corporate Headquarters 4601 College Boulevard, Suite 300 Leawood, Kansas 66211 USA +1-913-327-4200	For Immediate Release	Date: July 22, 2007
Media and Investor Relations Contact:	Shruthi Dyapaiah	1-913-327-4225	sdyapaiah@euronetworldwide.com

Euronet Worldwide Reports Second Quarter 2007 Financial Results

LEAWOOD, KANSAS, USA — July 22, 2007 — Euronet Worldwide Inc. (NASDAQ: EEFT), a leading electronic payments provider, today announced its second quarter 2007 financial results.

A significant factor in Euronet’s second quarter results was its acquisition on April 4, 2007 of Ria Envia Inc. (“RIA”), the third-largest global money transfer company. Commencing in the second quarter, Euronet included the results of RIA in its consolidated financial statements, together with the related equity and debt issued to complete the acquisition. RIA’s operating results are reported below under the newly established Money Transfer Segment.

Euronet’s second quarter 2007 financial highlights included:
•	Consolidated revenues of $237.1 million, compared to $153.8 million for the second quarter 2006.
•	Adjusted EBITDA of $30.4 million, compared to $21.3 million for the second quarter 2006.
•	Operating income of $15.9 million, compared to $12.2 million for the second quarter 2006.
•	Net income of $8.6 million, or $0.17 diluted earnings per share, compared to net income of $11.1 million, or $0.28 diluted earnings per share, for the second quarter 2006.
•	Diluted cash earnings per share of $0.29, compared to $0.29 for the second quarter 2006 (see reconciliation of diluted cash earnings per share in attachments.)
•	Transactions of 310.9 million, compared to 221.4 million for the second quarter 2006.

Segment and Other Results
As previously stated, beginning in the second quarter 2007, Euronet reported the results of RIA as a separate business segment, the ‘Money Transfer Segment.’  This segment also includes the company’s existing money transfer business, which was previously included in the Prepaid Processing Segment.  The Segment results reported below have been restated for prior periods to reflect the existing money transfer business in the Money Transfer Segment and the combination of the EFT Processing and Software segments for comparative purposes. These restatements were for comparative purposes only and had no impact on Euronet’s consolidated results.

The EFT Processing Segment reported the following results:
•	Second quarter 2007 revenues of $45.7 million, compared to $39.6 million for the second quarter 2006.
•	Second quarter 2007 adjusted EBITDA of $13.2 million, compared to $12.3 million for the second quarter 2006.
•	Second quarter 2007 operating income of $9.2 million, compared to $8.8 million for the second quarter 2006.
•	Transactions processed for the second quarter 2007 of 146.9 million, compared to 113.6 million transactions processed for the second quarter 2006.

The EFT Processing Segment completed the quarter with 9,858 ATMs owned or operated compared to 7,866 ATMs at the end of the second quarter 2006. The year-over-year improvements in revenue, operating income and Adjusted EBITDA were primarily attributable to a 25% increase in ATMs under management together with the related transactions processed over those and other ATMs under management.  Expansion over the prior year of the EFT Processing Segment’s adjusted EBITDA and operating income was partially offset by continued investments the Company has made to position itself for expanding card processing opportunities across Europe, investments to expand in additional Eastern European markets and the effect of certain rate concessions granted by the Company in prior periods to extend contracts through 2011.

Euronet owns and/or operates ATMs in Hungary, Poland, Germany, Croatia, the Czech Republic, the United Kingdom, Greece, Romania, Slovakia, Albania, Serbia, Montenegro, Ukraine, India and China.

 The Prepaid Processing Segment reported the following results:
•	Second quarter 2007 revenues of $142.2 million, compared to $113.4 million for the second quarter 2006.
•	Second quarter 2007 adjusted EBITDA of $13.7 million, compared to $12.2 million for the second quarter 2006.
•	Second quarter 2007 operating income of $9.9 million, compared to $8.7 million for the second quarter 2006.
•	Transactions processed of 160.2 million in the second quarter 2007, compared to 107.7 million processed in the second quarter 2006.

The year-over-year improvement in revenue was primarily attributable to organic transaction growth as well as the benefit from the first quarter 2007 acquisition of a U.K. based prepaid processing company that contributed approximately 10% of the segment’s revenue growth when compared to the second quarter of last year, but had a minimal impact on the segment’s operating income.

The Prepaid Processing Segment processes electronic point-of-sale prepaid transactions at approximately 358,000 point-of-sale terminals across more than 183,000 retailer locations in Europe, Asia Pacific, Africa and the U.S.

 The Money Transfer Segment reported the following results:
•	Second quarter 2007 revenues of $49.2 million, compared to $0.8 million for the second quarter 2006.
•	Second quarter 2007 adjusted EBITDA of $6.2 million, compared to negative ($0.5) million for the second quarter 2006.
•	Second quarter 2007 operating income of $1.4 million, compared to negative ($0.6) million for the second quarter 2006.
•	Transactions processed of 3.8 million in the second quarter 2007, compared to 0.1 million processed in the second quarter 2006.

“I am very excited about this quarter’s addition of RIA to Euronet’s EFT and Prepaid Segments,” said Michael J. Brown, chairman and chief executive officer, Euronet Worldwide Inc. “In just the first three months of our ownership of RIA, we have made significant progress towards integrating Euronet’s Veloz business with RIA, cross-selling prepaid products through RIA agents and stores, cross-selling our money transfer product through prepaid retailers and expanding RIA’s payout network through the EFT Segment’s banking relationships across the globe. While we were disappointed to see a weakening of growth in transfers to Mexico before we closed on the acquisition, we have seen a consistently improving trend since February. More importantly, however, RIA saw second quarter 2007 transactions sent from non-US locations grow 68% over those of the second quarter 2006. These high growth rate international markets match up very nicely with our prepaid markets and were very key to our decision to acquire RIA. RIA’s an exciting business and I believe we are off to a great start with this initial quarter’s results.”

Corporate and Other had $4.6 million of operating expenses for the second quarter 2007, compared to $4.7 million in the second quarter 2006.  This small decrease is attributable to share-based compensation.

Euronet’s interest expense for the second quarter 2007 was $7.7 million compared to $3.7 million in the second quarter of 2006; while total indebtedness was $568.8 million as of June 30, 2007 as compared to $353.5 million as of March 31, 2007. The Company’s unrestricted cash on hand was $282.3 million as of June 30, 2007 as compared to $419.5 million as of March 31, 2007.  The increases in interest expense and total indebtedness and the decrease in cash were directly applicable to Euronet’s financing to complete the acquisition of RIA.

Euronet also announced that it expects cash earnings per share for the third quarter 2007 to be approximately $0.31 to $0.32 per share.

We believe that adjusted EBITDA and cash earnings per share provide useful information to investors because they are indicators of the strength and performance of our ongoing business operations, including our ability to fund capital expenditures, acquisitions and operations and to incur and service debt.  These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the operating performance and value of companies within the payment processing industry.

The Company’s management analyzes historical results adjusted for certain items that are non-operational, not necessarily ongoing in nature or that are incremental to the baseline of the business, and management believes the exclusion of these items provides a more complete basis for evaluating the underlying business unit performance.

Adjusted EBITDA is defined as operating income excluding depreciation, amortization and share-based compensation expenses.  While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent a non-cash current period allocation of costs associated with long-lived assets acquired in prior periods.  Similarly, the expense recorded for share-based compensation does not represent a current or future period cash cost.

Cash earnings per share is defined as diluted GAAP earnings per share excluding the impacts of a) foreign exchange gains or losses, b) discontinued operations, c) debt restructuring charges, d) share based compensation, e) tax-effected intangible asset amortization and f) other non-operating or unusual items that cannot be accurately projected.

The attached schedules provide a full reconciliation of these and other non-GAAP financial measures to a corresponding GAAP financial measure.

Euronet Worldwide will host an analyst conference call on Monday, July 23, 2007, at 9:00 a.m. U.S. Eastern Time to discuss these results. The conference call will be broadcast on the Internet and can be accessed via the Euronet Worldwide Internet site at www.euronetworldwide.com or via Vcall at http://www.vcall.com/IC/CEPage.asp?ID=118524. For those without Internet access, the conference call-in number is +1-877-407-9210 (USA) or +1-201-689-8049 (non-USA).

For those unable to attend the live broadcast, a replay will be available beginning approximately one hour after the event at http://www.vcall.com/IC/CEPage.asp?ID=118524 as well as via phone. To dial in for the replay, the call-in number is +1-877-660-6853 (USA) or +1-201-612-7415 (non-USA). The account number is 286 and the conference ID number is 247768. The call and webcast replay will be available for one month and three months respectively. You can also access the Earnings presentation at http://www.eeft.com/investors/library/presentations.asp. No fees are charged to access any event.

About Euronet Worldwide
Euronet Worldwide is an industry leader in processing secure electronic financial transactions. The Company offers outsourcing and consulting services, integrated EFT software, network gateways, electronic prepaid top-up services to financial institutions, mobile operators and retailers, as well as electronic consumer money transfer and bill payment services. Euronet operates and services the largest pan-European group of ATMs and operates the largest Indian shared ATM network. Euronet is also one of the largest providers of prepaid processing, or top-up services, for prepaid mobile airtime. Additionally, with the completion of the acquisition of Ria Envia Inc. in April 2007, Euronet has established itself as the third-largest global money transfer company having approximately 42,000 payout locations in 88 countries. The Company has processing centers located in the U.S., Europe and Asia, and processes electronic top-up transactions at approximately 358,000 point-of-sale terminals across more than 183,000 retailers in Europe, Asia Pacific, Africa and the U.S. With corporate headquarters in Leawood, Kansas, USA, and 35 worldwide offices, Euronet serves clients in approximately 130 countries. Visit the Company’s web site at www.euronetworldwide.com.

Statements contained in this news release that concern Euronet’s or its management's intentions, expectations, or predictions of future performance, are forward-looking statements. Euronet's actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including: technological developments affecting the market for the Company’s products and services; foreign exchange fluctuations; and changes in laws and regulations affecting the Company's business. These risks and other risks are described in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained by contacting the Company or the SEC.Euronet does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

EURONET WORLDWIDE, INC.
Consolidated Statements of Income
(unaudited - in millions, except share and per share data)

	Three Months Ended
	June 30,
	2007	2006

Revenues:
EFT Processing	$45.7	$39.6
Prepaid Processing	142.2	113.4
Money Transfer	49.2	0.8
Total revenues	237.1	153.8

Operating expenses:
Direct operating costs	160.4	105.8
Salaries and benefits	30.8	19.4
Selling, general and administrative	17.4	9.2
Depreciation and amortization	12.6	7.2
Total operating expenses	221.2	141.6
Operating income	15.9	12.2

Other income (expense):
Interest income	4.1	3.4
Interest expense	(7.7)	(3.7)
Income from unconsolidated affiliates	0.6	0.2
Foreign exchange gain, net	1.3	2.8
Total other income (expense)	(1.7)	2.7
Income before income taxes and minority interest	14.2	14.9

Income tax expense	(5.0)	(3.6)
Minority interest	(0.6)	(0.2)

Net income	$8.6	$11.1

Earnings per share - diluted:
Earnings per Share	$0.17	$0.28

Diluted weighted average shares outstanding	49,359,226	42,748,568

EURONET WORLDWIDE, INC.
Consolidated Summary Balance Sheets
(in millions)

	As of
	June 30,	As of
	2007	December 31,
	(unaudited)	2006

ASSETS
Current assets:
Cash and cash equivalents	$282.3	$321.1
Restricted cash	130.5	80.7
Inventory - PINs and other	51.4	49.5
Trade accounts receivable, net	264.1	212.6
Other current assets, net	34.7	24.6

Total current assets	763.0	688.5

Property and equipment, net	69.9	55.2
Goodwill and intangible assets, net	867.7	326.2
Other assets, net	44.7	38.2

Total assets	$1,745.3	$1,108.1

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other current liabilities	$485.1	$393.1
Short-term debt obligations	13.0	11.0

Total current liabilities	498.1	404.1

Debt obligations, net of current portion	542.9	349.1
Capital lease obligations, net of current portion	12.9	13.4
Deferred income tax	56.0	43.1
Other long-term liabilities	2.2	1.8
Minority interest	8.1	8.3

Total liabilities	1,120.2	819.8

Stockholders' equity	625.1	288.3

Total liabilities and stockholders' equity	$1,745.3	$1,108.1

EURONET WORLDWIDE, INC.
Reconciliation of Operating Income to Adjusted EBITDA by Segment
(unaudited - in millions)

	Three Months Ended June 30, 2007

	EFT	Prepaid	Money
	Processing	Processing	Transfer	Consolidated

Operating Income	$9.2	$9.9	$1.4	$15.9

Add: Depreciation and amortization	4.0	3.7	4.8	12.6
Add: Share-based compensation	-	0.1	-	1.9

Earnings before interest, taxes, depreciation,
amortization and share-based
compensation (Adjusted EBITDA)	$13.2	$13.7	$6.2	$30.4

	Three Months Ended June 30, 2006

	EFT	Prepaid	Money
	Processing	Processing	Transfer	Consolidated

Operating Income	$8.8	$8.7	$(0.6)	$12.2

Add: Depreciation and amortization	3.5	3.5	0.1	7.2
Add: Share-based compensation	-	-	-	1.9

Earnings before interest, taxes, depreciation,
amortization and share-based
compensation (Adjusted EBITDA)	$12.3	$12.2	$(0.5)	$21.3

EURONET WORLDWIDE, INC.
Reconciliation of Diluted Cash Earnings per Share
(unaudited - in millions, except share and per share data)

	Three Months Ended
	June 30,
	2007		2006

Net income	$8.6		$11.1
Amortization of convertible debt issuance costs	0.2	(2)	0.2	(1)
Interest on convertible debt	0.6	(2)	0.6	(1)

Earnings applicable for common shareholders	9.4		11.9

Money transfer integration charges	0.9		-
Foreign exchange gain	(1.3)		(2.8)
Share-based compensation	1.8		1.9
Intangible asset amortization, net of tax	4.9		1.6

Earnings applicable for common shareholders before
foreign exchange gains/losses and share-based compensation	$15.7		$12.6

Cash earnings per share - diluted (3)	$0.29		$0.29

Diluted weighted average shares outstanding, before
assumed conversion of 1.625% convertible debentures	49,359,226		38,585,080

Effect of assumed conversion of 1.625% convertible debentures (1)	-		4,163,488
Diluted weighted average shares outstanding used for GAAP earnings per share	49,359,226		42,748,568

Effect of assumed conversion of 1.625% convertible debentures (2)	4,163,488		-
Effect of unrecognized share-based compensation on diluted shares outstanding	1,025,403		674,735
Diluted weighted average shares outstanding used for cash earnings per share	54,548,117		43,423,303

(1)  As required by GAAP, the interest cost and amortization of the convertible debt issuance cost are excluded from income for the purpose of calculating diluted earnings per share for any period when the convertible debentures, if converted, would be dilutive to earnings per share.  Further, the convertible shares are treated as if all were outstanding for the period.  The assumed conversion of the Company's 1.625% convertible debentures was dilutive to the Company's diluted GAAP earnings per share for the second quarter 2006, but was not dilutive for the second quarter 2007.

(2)  Although the assumed conversion of the 1.625% convertible debentures was not dilutive to the Company's diluted GAAP earnings per share for the second quarter 2007, it was dilutive to the Company's diluted cash earnings per share.  Accordingly, the interest cost and amortization of the convertible debt issuance cost are excluded from income and the convertible shares are treated as if all were outstanding for the period.

(3) Diluted Cash Earnings per Share is a non-GAAP measure that should be considered in addition to, and not as a substitute for, earnings per share computed in accordance with GAAP.